EXHIBIT 8.1

List of the Registrant’s Subsidiaries and Consolidated Affiliated Entities

Name	Jurisdiction of Incorporation
Subsidiaries:
Beijing Huanqiu Zhikang Shidai Education Consulting Co., Ltd.	PRC
Beijing Yidu Huida Education Technology Co., Ltd.	PRC
TAL Education Technology (Beijing) Co., Ltd.	PRC
Xueersi International Education Group Limited	Hong Kong
Yidu Technology Group	Cayman Islands
Yidu Technology Group Limited	Hong Kong

Variable Interest Entities:
Beijing Xueersi Education Technology Co., Ltd.	PRC
Beijing Xueersi Network Technology Co., Ltd.	PRC
Beijing Dongfangrenli Science & Commerce Co., Ltd.	PRC

Subsidiaries and Schools of Variable Interest Entities:
Beijing Chaoyang District Xueersi Training School	PRC
Beijing Dongcheng District Xueersi Training School	PRC
Beijing Haidian District Lejiale Training School	PRC
Beijing Haidian District Xueersi Training School	PRC
Beijing Shijingshan District Xueersi Training School	PRC
Beijing Xicheng District Xueersi Training School	PRC
Beijing Xueersi Nanjing Education Consulting Co., Ltd.	PRC
Beijing Zhikang Culture Distribution Co., Ltd.	PRC
Chengdu Xueersi Education Consulting Co., Ltd.	PRC
Chongqing Shapingba District Xueersi Education Training School	PRC
Guangzhou Xueersi Education Technology Co., Ltd.	PRC
Hangzhou Xueersi Education Consulting Co., Ltd.	PRC
Shanghai Changning District Xueersi-Lejiale School	PRC
Shanghai Minhang District Lejiale School	PRC
Shanghai Xueersi Education Information Consulting Co., Ltd.	PRC
Shanghai Xueersi Network Technology Co., Ltd.	PRC
Shenzhen Xueersi Education Technology Co., Ltd.	PRC
Shenyang Xueersi Education Consulting Co., Ltd.	PRC
Suzhou Xueersi Network Technology Co., Ltd.	PRC
Taiyuan Yingze District Xueersi Training School	PRC
Tianjin Hexi District Xueersi Training School	PRC
Tianjin Xueersi Education Information Consulting Co., Ltd.	PRC
Wuhan Jianghan District Xueersi English Training School	PRC
Wuhan Jiang’an District Xueersi Training School	PRC
Xi’an Xueersi Network Technology Co., Ltd.	PRC
Zhengzhou Jinshui District Xueersi Shulihua Training Center	PRC